Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this registration statement on Form S-1 of our report dated March 1, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in First BanCorp’s Annual Report on Form 10-K for the year ended December 31, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Juan, Puerto Rico
September 15, 2010